                                                                     EXHIBIT 3.5


                                                                  CONFORMED COPY


                               ARTICLES OF MERGER

                                    between

                            DEL MONTE FOODS COMPANY,

                             a Maryland corporation

                                      and

                            DEL MONTE FOODS COMPANY,

                             a Delaware corporation


THIS IS TO CERTIFY THAT:


     FIRST:  Del Monte Foods Company is a Maryland corporation (the "Company").

     SECOND:  Del Monte Foods Company is a Delaware corporation ("Del Monte").

     THIRD: The Company and Del Monte agree to merge (the "Merger") in the manner hereinafter set forth.

     FOURTH: Del Monte is the corporation to survive the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Surviving Corporation is a Delaware corporation.

     FIFTH: Del Monte was incorporated under the General Corporation Law of the State of Delaware on April 20, 1998.

     SIXTH: Del Monte is not registered or qualified to do business in the State of Maryland.

     SEVENTH: The principal office of the Company in the State of Maryland is located in the County of Baltimore. Del Monte does not have a principal office located in the State of Maryland.

     EIGHTH:  The Company owns no interest in land in the State of Maryland.

     NINTH: The principal office of the Surviving Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The registered agent of the Surviving Corporation in the State of Maryland is James J. Hanks, Jr., c/o Ballard, Spahr, Andrews & Ingersoll, LLP, 300 East Hombard Street, Baltimore, Maryland 21202.



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     TENTH:  The terms and conditions of the Merger were duly advised, authorized and approved by the Company in the manner and by the vote required by the laws of the State of Maryland and the charter of the Company, as follows:

     (a) the Board of Directors of the Company, at a special meeting duly called and held, adopted resolutions filed with the minutes of the proceedings of the Board declaring that the terms and conditions of the Merger were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of the Company; and

     (b) the stockholders of the Company, at a special meeting of stockholders duly called and held, approved the terms and conditions of the Merger as so proposed by the requisite vote of the stockholders of the Company entitled to vote thereon.

     ELEVENTH: The terms and conditions of the Merger were duly advised, authorized and approved by Del Monte in the manner and by the vote required by the laws of the State of Delaware and the charter of Del Monte, as follows:

     (a) the Board of Directors of Del Monte, at a special meeting duly called and held, adopted resolutions filed with the minutes of the proceedings of the Board declaring that the terms and conditions of the Merger were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of Del Monte; and

     (b) the sole stockholder of Del Monte, at its first annual meeting of stockholders, adopted resolutions approving the terms and conditions of the Merger as so proposed, by the requisite vote of the stockholders of Del Monte entitled to vote thereon, and such resolutions are filed with the records of stockholder meetings of Del Monte.

     TWELFTH: The certificate of incorporation of Del Monte, as set forth in Exhibit A attached hereto (the "Surviving Charter"), will be the certificate of incorporation of the Surviving Corporation.

     THIRTEENTH: The total number of shares of all classes of stock which each corporation party to these Articles has the authority to issue and the number of shares of each class are as follows:

     (a) The total number of shares of all classes of stock which the Company has authority to issue is 2,000,000 shares, consisting of 1,000,000 shares of Common Stock, par value $0.01 per share ("Company Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"), of which 150,000 shares have been designated and classified as Series C Redeemable Preferred Stock ("Series C Preferred Stock"). The aggregate par value of all the shares of stock of all classes having a par value is $20,000.

     (b) The total number of shares of stock which Del Monte has authority to issue is 502,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.01 per share ("Surviving Corporation Common Stock"), and 2,000,000 shares of Preferred Stock, par value $0.01 per share ("Surviving Corporation Preferred Stock"). The aggregate par value of all the shares of stock of all classes having a par value is $5,020,000.



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     FOURTEENTH:  Upon the effective time of the Merger (the "Effective Time"), the Company shall be merged into Del Monte and Del Monte shall be the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Company; and all the property, rights, privileges, immunities, powers and purposes of whatever nature and description of the Company shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Company.

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

     (a) each share of Company Common Stock (other than Dissenting Shares (as defined below)) outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock;

     (b) each share of Series C Preferred Stock (other than Dissenting Shares) outstanding immediately prior to the Effective Time shall be converted into one share of a newly created series of Surviving Corporation Preferred Stock having terms which are substantially the same as the terms of the Series C Preferred Stock;

     (c) each share of Surviving Corporation Common Stock outstanding immediately prior to the Effective Time shall be canceled without any consideration being payable therefor and shall resume the status of authorized but unissued share of Surviving Corporation Common Stock;

     (d) the holders of shares of Company Common Stock and Company Preferred Stock shall cease to have any rights as stockholders of the Company, including any right to receive dividends, whether or not previously declared and unpaid (except such rights, if any, as they may have pursuant to Section 3-202 et seq. of the Maryland General Corporation Law (the "MGCL")) and their sole right shall be the right to receive Surviving Corporation Common Stock and Surviving Corporation Preferred Stock into which such shares of Company Common Stock and Series C Preferred Stock, respectively, shall been converted in the Merger pursuant to paragraphs (a) and (b), respectively, of this Article Fourteenth.

     (e) The term "Dissenting Shares" with respect to a class or series of stock shall mean all shares of such stock issued and outstanding immediately prior to the Effective Time and held by persons who have taken all necessary steps to perfect their rights to an appraisal of the fair value of such shares under the MGCL. Notwithstanding the foregoing, if any holder of shares of stock who demands appraisal of such shares under the appropriate appraisal statute shall effectively withdraw or lose (through failure to perfect or otherwise) the right to such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's shares of stock shall automatically be converted into and represent only the shares specified in paragraph (a) or (b) of this Article Fourteenth.

     FIFTEENTH: Each of the undersigned acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and further,



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as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.



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     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 24th day of April, 1998.

                          DEL MONTE FOODS COMPANY
ATTEST:                   a Maryland corporation


/s/ William R. Sawyers    By  /s/  Thomas E. Gibbons (SEAL)
----------------------    ---------------------------------
William R. Sawyers            Thomas E. Gibbons
Secretary                     Senior Vice President



ATTEST:                   DEL MONTE FOODS COMPANY,
                          a Delaware corporation


/s/ William R. Sawyers    By  /s/  Thomas E. Gibbons (SEAL)
----------------------    ---------------------------------
William R. Sawyers            Thomas E. Gibbons
Secretary                     Vice President

                                                                       EXHIBIT A

                                                                  CONFORMED COPY

                        CERTIFICATE OF INCORPORATION OF

                            DEL MONTE FOODS COMPANY

                                ARTICLE I -NAME

    The name of the company is Del Monte Foods Company (the "Corporation").

                               ARTICLE II - AGENT

     The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                             ARTICLE III - PURPOSE

     The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                               ARTICLE IV - STOCK

     Section 1. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 502,000,000 of which 2,000,000 of said shares shall be par value $0.01, and shall be designated Preferred Stock, and 500,000,000 of said shares shall be par value $0.01 per share, and shall be designated Common Stock.

     Section 2. Preferred Stock. Subject to the limitations and in the manner provided by law, shares of the Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized to establish and designate series of the Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations in the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.
Subject to the limitations and in the manner provided by law, the authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

           (a) The designation of such series.

           (b) The number of shares initially constituting such series.

           (c) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.




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           (d) The rate or rates and the times at which dividends on the shares of such series shall be paid, the form in which such dividends shall be paid or payable (which may include additional shares of capital stock of the Company) and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that, if the stated dividends are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

           (e) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

           (f) The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $.01 per share before the holders of shares of the Common Stock or the holders of any other class or series of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; and provided further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock ranking pari passu shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph (f), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or other entity or corporations or other entities or a sale, lease or conveyance of all or a part of its assets.

           (g) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

           (h) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof.

           (i) Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.



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           (j) Whether or not the shares of such series shall have conversion or exchange privileges, and, if such shares shall have conversion or exchange privileges, the terms and conditions of conversion or exchange, including but not limited to any provision for the adjustment of the conversion rate or the conversion price and whether conversion or exchange can be effected solely by the Company or the holder.

           (k) Any other relative rights, preferences and limitations.

     Section 3. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

                         ARTICLE V - SOLE INCORPORATOR

     The name and address of the sole incorporator of the Corporation is David
J. Wermuth, and his address is c/o Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

                       ARTICLE VI - AMENDMENT OF BY-LAWS

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent. The stockholders of the Corporation may not adopt, amend or repeal any By-law unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as a single class.

                       ARTICLE VII - AMENDMENT OF CHARTER

     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                       ARTICLE VIII - BOARD OF DIRECTORS

     Section 1. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than fourteen directors (exclusive of directors referred to in the following paragraph), the exact



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number to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. From and after the date of the first annual meeting of the stockholders of the Corporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board pursuant to this Section 1. Class I directors shall serve for an initial term ending at the annual meeting of stockholders held in 1999, Class II directors for an initial term ending at the annual meeting of stockholders held in 2000 and Class III directors for an initial term ending at the annual meeting of stockholders held in 2001. At each annual meeting of stockholders beginning in 1999, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article IV of this Certificate of Incorporation and any resolution or resolutions adopted by the Board pursuant thereto, and such directors shall not be divided into classes unless expressly so provided therein.

     Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     Section 2. Removal. Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. Any vacancy in the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

                        ARTICLE IX - STOCKHOLDER ACTION

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting.



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              ARTICLE X - LIABILITY OF DIRECTORS & OFFICERS, ETC.

     Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 2.  Indemnification and Insurance.

     (a) Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


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     (b) Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                   ARTICLE XI - ISSUANCE OF STOCK AND RIGHTS

     The Board shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the Corporation for any such consideration and on such terms as the Board from time to time in its discretion lawfully may determine, which terms and conditions may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt thereof or that invalidate or void any such securities, warrants, options or rights; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.



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



              ARTICLE XII - CONSIDERATION OF OTHER CONSTITUENCIES

     In addition to any other considerations which the Board may lawfully take into account in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board may, but shall not be obligated to, take into account the interests of clients or other customers, creditors, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

         ARTICLE XIII - SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES

     The Bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

        ARTICLE XIV - BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The provisions of Section 203 of the Delaware General Corporation Law shall not apply to the Company.



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



     IN WITNESS WHEREOF, the undersigned hereby signs this Certificate of Incorporation on this 20th day of April, 1998.


                              By  /s/ David J. Wermuth
                                          David J. Wermuth
                                          Sole Incorporator


                                      S-1